SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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◻	Definitive Proxy Statement

☒	Definitive Additional Materials

◻	Soliciting Material under Rule 14a-12

CONSOLIDATED-TOMOKA LAND CO.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following newspaper ad from Consolidated-Tomoka Land Co. ran in the Daytona Beach News Journal on March 31, 2017.

Your vote is needed to ensure Consolidated-Tomoka (CTO) will continue attracting new jobs and investment to Daytona Beach and Volusia County.

Fellow CTO Shareholders:

The CTO Board and current management team have a successful history of attracting high quality companies and development to the area. We remain dedicated to continuing the execution of our business plan, which:

"	Helps create thousands of jobs, building a larger tax base for the City and County with hundreds of millions of dollars of infrastructure investments.
"	Attracts prestigious developers and operators (including Margaritaville, Minto Communities, National Grocer, North American Development Group, ICI Homes and Tanger Outlets).
"	Maximizes shareholder returns for CTO’s investors, delivering compounded annual growth of 12% since 2011.

A New Jersey-based activist investment fund manager called Wintergreen Advisers is attempting to take control of CTO, at no premium to CTO shareholders, to sell or liquidate the Company quickly for its own benefit. Don’t allow these self-serving investors, who have clear conflicts of interest, little relevant experience, and no concern for our community, destroy the value and momentum that the CTO Board and management team have worked hard to build.

Send a clear message to Wintergreen by voting CTO’s WHITE Proxy Card TODAY FOR ALL 7 of CTO’s director nominees.

Cautionary Note Regarding Forward-Looking Statements. Certain statements contained in this advertisement (other than statements of historical fact) are forward-looking statements. Words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof are intended to identify certain of such forward-looking statements, which speak only as of the dates on which they were made, although not all forward-looking statements contain such words. Although forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include the completion of 1031 exchange transactions, the availability of investment properties that meet the Company’s investment goals and criteria, the modification of terms of certain land sales agreements, uncertainties associated with obtaining required governmental permits and satisfying other closing conditions, as well as the uncertainties and risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission. There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this advertisement.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT. The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2017 annual meeting of shareholders to be held on April 26, 2017. On March 21, 2017, the Company filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies from the Company’s shareholders for the 2017 annual meeting. INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WITH RESPECT TO THE 2017 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION.

Shareholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.ctlc.com.